Exhibit 99.2

Cautionary Notice Regarding
Forward-Looking Statements
• This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.
• These forward-looking statements are not historical facts, but only predictions by our company and/or our company’s management.
• These statements generally can be identified by lead-in words such as “believe,”
“except” “anticipate,” “intend,” “plan,” “foresee” and other similar words.
Similarly, statements that describe our company’s objectives, plans or goals are also forward-looking statements.
• You are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a results of various factors. Among others, factors that could materially adversely affect actual results and performance include those risk factors that are listed in Sonic Automotive’s Form 10-K for the year ended December 31, 2005.

Sonic Automotive First Quarter 2006 Earnings Review April 25, 2006

The Quarter in Review
• Net income of $21.8 million from continuing operations, up
9% from year ago.  Improvement driven by revenue growth
and cost reductions.  Continuing operations diluted EPS of
$0.50 includes $0.02 charge for stock options.
• Operating profit was up 19% to $59.7 million, and was 3.3%
of revenue (up 20 basis points from 2005)
• SG&A as a percent of gross was 77.8% -- 90 basis points
better than Q1 2005
• Continued portfolio enrichment strategy – Luxury volume
now 51% of total; Combined Luxury & Import total of 80%
• Used car initiatives beginning to take hold
• Strong performance – more to come

Financial Performance

O/(U)
(amounts in millions, except per share data) Q1 2006 Q1 2005
Revenue
$1,836 $240
Gross Profit
$291 $40
Operating Profit $60 $10
Net Income
   – Continuing Operations $21.8 $1.8
   – Total Operations 17.1 -
EPS
   – Continuing Operations $0.50 * $0.03
   – Total Operations 0.39 (0.01)
* Includes stock option expense of $0.02

Same Store Results
• Strong revenue and profit growth across all business lines despite a challenging industry environment
• Gross profit margin improved to 15.9%, up from 15.7% last year
• Sonic’s new vehicle same store results outperformed the industry

First Quarter 2006
Over Prior Year
Revenue Gross Profit
New 5.4% 7.6%
Used 9.0% 9.1%
Parts & Service 7.4% 7.6%
F&I 6.4% 6.4%
Total 6.5% 7.5%

Used Vehicles
• Implementing used vehicle best practices and inventory
management technology
• Focus on market at both ends
Certified Pre-Owned
Value Vehicles

March MTD
Used Retail
Volume chg.
2006 vs. 2005
Used/New
Ratio 2006
Used/New
Ratio 2005
Champion Stores
22.3% 0.61
0.47
Other Same Store 9.9% 0.48 0.45
Memo: Full year Sector leaders 0.62

Portfolio Enrichment
• Portfolio enrichment continues, driven by our acquisition strategy and strong growth in luxury and import demand.
• Acquire to enrich portfolio mix and replace lost revenue
• Focus on stable dealerships with upside

Q1 2006 Q1 2005
% of Total Revenues
Luxury and Import 70% 67%
Cadillac 10% 11%
        Subtotal 80% 78%
Other Domestic 19% 21%
Non-Franchised 1% 1%
        Total 100% 100%
Memo:  Luxury Including Cadillac 51% 48%

Discontinued Operations
• We are in the second year of our portfolio enrichment strategy
• Proceeds from the sale of discontinued operations will be reinvested in new, higher-margin import and luxury stores
• Acquisition revenue for 2006 projected at $400-$700 million

Q1 2006 Q1 2005
(amounts in millions except per share data)
After-tax
Loss EPS
After-tax
Loss EPS
Loss from Operations (2.0) $     (0.04) $   (2.4) $      (0.05) $
Other Impacts:
Loss on Sale (0.1)        -         (0.6)         (0.02)
Impairment / lease terminations (2.6)        (0.07)      -          -
Loss from Discontinued Operations,
as Reported
(4.7) $     (0.11) $   (3.0) $      (0.07) $

SG&A Expenses as % of Gross Profit
• Reduced SG&A as a percentage of gross profit by 90 basis points – worth
$3 million
• Improvements made in advertising, compensation and other operating expenses
77.8%
78.7%

69.9%
71.2%
7.9%
7.5%
Q1 2006 Q1 2005
All Other SG&A Rent

Interest
• Higher rates have increased interest costs.
• A further 25bps increase is assumed in our earnings
guidance.

Q1 Q1
2006 2005 Change
$ Millions
Floorplan Interest Expense 12.1 $   7.4 $     (4.7) $
Other Interest Expense 11.7 $   10.6 $   (1.1) $

Inventory Management
Days Supply
Mar-06
Mar-05 Dec-05 Mar-06 Industry
New Vehicles
Domestic (excluding Cadillac)
69 58 63 80
Luxury (including Cadillac)
48 41 48 53
Import 44 38 47 51
Overall 56 48 53 67
Used Vehicles 39 40 40
Parts 35 36 35

Summary
• Strong results posted for the quarter
• Improvements achieved in volume, mix of business and cost
structure
• Further opportunity in portfolio enrichment, SG&A expenses and used vehicle sales; interest cost remains a drag on
earnings
• We have a clear strategy and we are executing
2006 Continuing Operations Diluted EPS Guidance
$2.40 - $2.50 (excluding stock option expense)
$2.32 – $2.42 (including stock option expense)